Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1MEF of our reports dated March 6, 2009 relating to the financial statements and financial statement schedule which appear in the Registration Statement on Form S-1/A (No. 333-162661). We also consent to the reference to us under the heading “Experts” in the prospectus incorporated by reference into this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Austin, Texas

November 12, 2009